EXHIBIT 99.1

CONTACT:
Greg Weaver, Chairman, CEO (714) 414-4000
Carl Womack, Chief Financial Officer (714) 414-4003

FOR IMMEDIATE RELEASE

PACSUN ANNOUNCES FOURTH QUARTER
EARNINGS INCREASE 48% TO $34.3 MILLION
FISCAL 2003 EARNINGS INCREASE 61% TO $80.2 MILLION

     ANAHEIM, CA/March 2, 2004 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today reported results for the fourth quarter and year ended January 31, 2004.

     Net income for the fourth quarter increased 48% to $34.3 million, or $.44 per share, basic, and $.43 per share, diluted, compared to $23.2 million, or $.31 per share, basic and diluted, for the fourth quarter of fiscal 2002. Total sales for the fourth quarter (13 weeks) ended January 31, 2004 were $326.3 million, an increase of 22.9% over total sales of $265.6 million for the fourth quarter (13 weeks) ended February 1, 2003. Same-store sales increased 12.0% for the comparable thirteen-week period ended January 31, 2004.

     “I am pleased to report record quarterly earnings for PacSun of $34.3 million which was a 48% increase over fourth quarter last year,” stated Greg Weaver, Chairman and CEO. “For fiscal 2003, we achieved a 61% increase in net earnings with operating income of $128.2 million, or 12.3% of sales. At PacSun, we are improving market share with the help of multiple brands and the strength of our footwear and accessory businesses. At d.e.m.o., we substantially improved our overall merchandising in 2003, particularly in our girls and accessory businesses. d.e.m.o. same store sales grew 21% in 2003 on top of a 12.4% same store sales increase in 2002. For 2003, average new d.e.m.o. store sales are trending at nearly $1.1 million. Sales per square foot for the d.e.m.o. chain were $405 per foot for the year. For fiscal 2004, we plan to open 110 net new stores and expand or relocate approximately 35 stores with square footage growing approximately 15%. The 110 net new stores include 65 PacSun stores, 5 PacSun Outlet stores, and 40 d.e.m.o. stores. This will take the year-end 2004 store count to 987. Our financial guidance for fiscal 2004 is for earnings per share growth of 20% or better compared to 2003. Earnings growth of 20% equates to $1.22 and assumes same store sales growth of approximately 5%. The $1.22 equates to a pre-tax margin of approximately 13%,” concluded Mr. Weaver.

     Total sales for fiscal 2003 (52 weeks) were $1.04 billion, an increase of 22.9% over sales of $846.4 million for fiscal 2002 (52 weeks). Same-store sales increased 13.1% for the comparable fifty-two week period ended January 31, 2004. Net income for fiscal 2003 increased 61% to $80.2 million, or $1.05 per share, basic, and $1.02 per share, diluted, compared to $49.7 million, or $0.67 per share, basic, and $0.66 per share, diluted, for fiscal 2002.

     Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. The Company ended fiscal 2003 operating 677 PacSun stores, 79 PacSun outlet stores and 121 d.e.m.o. stores, for a total of 877 stores in 50 states and Puerto Rico. As of March 2, 2004, the Company operated 680 PacSun stores, 79 PacSun outlet stores and 123 d.e.m.o. stores for a total of 882 stores in 50 states and Puerto Rico. PacSun’s website address is www.PacSun.com.

- MORE -

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000

     The matters discussed in this news release with respect to number of new stores, square footage growth of 15%, estimated 2004 earnings per share growth of 20%, estimated 2004 same store sales growth of 5%, and estimated 2004 pre-tax margin of 13%, respectively, are forward looking statements that involve risks and uncertainties, including changes in consumer demands and preferences, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing. The historical results achieved are not necessarily indicative of future prospects of the Company.

     More information on factors that could affect forward looking statements and the Company’s financial results is included in the Company’s Report on Form 10-K for the year ended February 1, 2003 and subsequent periodic reports filed with the Securities and Exchange Commission.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENT OF INCOME
(unaudited)
(in $000’s, except share and per share data)

	FOURTH QUARTER ENDED		TWELVE MONTHS ENDED
	01/31/04	02/01/03	01/31/04	02/01/03
Net sales	326,318	265,590	1,040,294	846,393
Gross margin	119,011	94,997	363,317	283,683
Selling, G&A expense	64,569	57,320	235,068	202,445

Operating income	54,442	37,677	128,249	81,238
Interest income/(expense)	391	(1)	732	(594)

Income before taxes	54,833	37,676	128,981	80,644
Income tax expense	20,487	14,467	48,768	30,967

Net income	34,346	23,209	80,213	49,677

Net income per share, basic *	0.44	0.31	1.05	0.67

Net income per share, diluted *	0.43	0.31	1.02	0.66

Weighted average shares outstanding, basic *	78,287,219	74,088,657	76,595,758	73,931,520

Weighted average shares outstanding, diluted *	80,226,072	75,765,821	78,849,651	75,146,991

*	Prior year share and per share amounts have been adjusted for the three-for-two stock split effected August 25, 2003.

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in $000’s)

	01/31/04	02/01/03
ASSETS
Current assets
Cash & cash equivalents	142,840	36,438
Short-term investments	33,035	—
Inventories	147,751	123,433
Other current assets	29,910	22,762

Total current assets	353,536	182,633
Property and equipment, net	203,644	201,513
Other long-term assets	18,081	15,597

Total assets	575,261	399,743

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	38,668	28,456
Accrued expenses	54,966	34,522
Income taxes payable	15,024	8,000
Current portion of long-term debt and capital leases	1,886	2,350

Total current liabilities	110,544	73,328
Long-term portion of debt and capital leases	1,455	3,338
Other long-term liabilities	34,500	20,686

Total liabilities	146,499	97,352
Total shareholders’ equity	428,762	302,391

Total liabilities and shareholders’ equity	575,261	399,743

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited)
(in $000’s)

	FOR THE FISCAL YEAR ENDED
	01/31/04	02/01/03
Cash flows from operating activities:
Net income	80,213	49,677
Depreciation & amortization	36,246	32,453
Loss on disposal of property and equipment	1,834	4,240
Changes in operating assets and liabilities:
Inventories	(24,318)	(20,921)
Accounts payable	10,212	(9,037)
Accrued expenses	20,444	16,751
Income taxes and deferred income taxes	28,099	3,235
Other assets and liabilities	(1,083)	225

Net cash provided by operating activities	151,647	76,623
Cash flows from investing activities:
Capital expenditures	(40,211)	(40,423)
Purchases of short-term investments	(33,035)	—

Net cash used in investing activities	(73,246)	(40,423)
Cash flows from financing activities:
Proceeds from exercise of stock options	30,381	3,444
Cash paid in lieu of fractional shares in stock split	(33)	(14)
Repayments of long-term debt obligations	(825)	(25,504)
Principal payments under capital leases	(1,522)	(824)

Net cash provided by/(used in) financing activities	28,001	(22,898)

Net increase in cash and cash equivalents	106,402	13,302
Cash and cash equivalents, beginning of period	36,438	23,136

Cash and cash equivalents, end of period	142,840	36,438

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	JAN. 31, 2004	FEB. 1, 2003
Stores open at beginning of year	791	718
Stores opened during year	90	85
Stores closed during year	(4)	(12)

Stores open at end of year	877	791

Stores open at beginning of fourth quarter	863	787
Stores opened during fourth quarter	15	7
Stores closed during fourth quarter	(1)	(3)

Stores open at end of fourth quarter	877	791

Other operating data:
PacSun stores	677	612
Outlet stores	79	72
d.e.m.o. stores	121	107
Total square footage at end of period (in thousands)	2,997	2,647

3450 East Miraloma Avenue, Anaheim, CA 92806 (714) 414-4000